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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 22, 1999



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



NEW JERSEY                          0-19777                          22-3103129
(State or other                                                   (IRS Employer
jurisdiction of                  (Commission                     Identification
incorporation)                   File Number)                         Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

         On Monday, November 22, 1999, Registrant entered a Marketing Development and Supply Agreement with Schering AG, a German corporation, (the "MD&S Agreement) with respect to products containing aminolevulinic acid ("ALA") for photodynamic therapy or photodetection in the field of dermatology. Schering AG will promote the Registrant's aminolevulinic acid, i.e., Levulan(R) Photodynamic Therapy ("PDT"), initially for actinic keratoses of the face and scalp subsequent to the pending marketing approval of the product from the United States Food and Drug Administration. The parties will co-develop and commercialize additional ALA products for dermatology disorders subject to various terms and conditions. Schering AG has the exclusive right to market, promote and sell the products which are developed under the terms of the MD&S Agreement initially in the United States followed by other countries on a worldwide basis, except Canada. The U.S. market introduction of Levulan(R) PDT is planned by Schering AG through its U.S. affiliate, Berlex Laboratories, Inc. during the first half of 2000. The Registrant will supply the Levulan(R) Kerastick(TM), its proprietary drug applicator, to Schering AG for distribution. The Registrant will be responsible for supplying the BLU-U(TM), its proprietary light device, to dermatologists and other physician end-users.

         The Registrant will receive milestone and other payments totaling $23,750,000 due on signing, on the satisfaction of certain regulatory events, including approval of the commercial model of the BLU-U(TM) and on the first commercial sale of a Levulan(R) Kerastick(TM). This total includes the $8,000,000 for future research and development support to be used at DUSA's discretion. Additional milestones in the form of pre-paid royalties will be due upon the receipt of FDA marketing approval of each of the next three products if the estimated market potential of the new product reaches certain levels.

         Within ten (10) business days of the signing of the MD&S Agreement, Schering Berlin Venture Corporation ("Schering Berlin"), an affiliate of Schering AG, will purchase in a private placement, 340,458 shares of the Registrant's common stock at a purchase price of $6,250,000 according to the terms and conditions of a Common Stock Purchase Agreement between the Registrant and Schering Berlin signed contemporaneously with the MD&S Agreement. The shares are subject to standstill and other lock-up provisions for one year from the closing date of the share purchase. The Registrant has agreed to register the shares on demand, on certain terms and conditions, after 270 days from the date of issuance of the shares. The Registrant has also granted certain piggy-back registration rights to Schering Berlin. Upon issuance, Schering Berlin will hold approximately 2.9% of the Registrant's issued and outstanding shares of common stock.

         During the term of the MD&S Agreement, (which on a product-by-product basis in each country in the territory is the later of (i) 12-1/2 years after the first commercial sale of a respective product in such country, or (ii) the expiration of patents pertaining to the manufacture, sale or use of such product in such country; and which Agreement will expire upon expiration of the Agreement with respect to all products) and subject to various terms and conditions, including provisions for early termination on twelve months notice, the parties will fund development of ALA PDT or PD dermatology products with Schering AG contributing two-thirds of a joint committee-approved budget and the Registrant contributing one-third of the budget. Initially, for the years 2000 and 2001, the parties have committed to a budget of $4,500,000; however, the
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amount is subject to change and funding may be eliminated during subsequent years of the term.

         Schering AG will pay royalties and supply fees in various amounts depending on the level of net sales. The Registrant has the exclusive right to manufacture and supply finished products in the United States and bulk supply of products for sale outside of the United States. Schering AG is obligated to purchase all of its requirements of products from the Registrant based upon forecasts.

         Under the terms of a Light Source Agreement also signed by Registrant and Schering AG on November 22, 1999, Schering AG will promote and solicit orders from end-users to lease the Registrant's BLU-U(TM) . The Registrant will maintain inventory and supply the BLU-U(TM) based upon forecasts provided by Schering AG. The Registrant will maintain and repair the units under lease/maintenance agreements with the end-users. To induce the Registrant to maintain a sufficient inventory of BLU-U's, Schering AG has agreed, under the terms of a Guaranty, to guarantee the lease payments by each lessee to the Registrant for the Registrant's cost of the BLU-U(TM) from its third-party manufacturer. The Guaranty will expire on the second anniversary of the first delivery to an end-user of a BLU-U(TM). In addition, Schering AG has agreed to provide the Registrant with an interest-free line of credit for up to $1,000,000 to finance the inventory of BLU-U(TM) brand devices pursuant to the terms of a Secured Line of Credit Promissory Note. The Note is secured by the equipment in accordance with the terms of a Security Agreement. The maturity date of the Note is twelve (12) months following the date of the first advance under the Note.

         Except for historical information, this report, including the exhibits, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to Schering's promotional activities, anticipated FDA approval of Levulan(R) PDT for actinic keratoses, co-development and commercialization of additional ALA products and the contribution to the development budget, timing of the launch of Levulan(R) PDT, receipt of milestone payments, payment of royalties and supply fees, maintenance of inventory and supply of the BLU-U(TM) and the obligation to service the units. Such risks and uncertainties include, but are not limited to, final approval of Levulan(R) PDT, including approval of the commercial light source, by the FDA and other world-wide health regulatory authorities, the ability of Registrant and Schering AG to develop a market for the products, introduction of competitive products, reimbursement by government and other third-party payors, the results of future clinical trials, the status of patents and proprietary protection for these indications, reliance on third parties to manufacture (in compliance with FDA regulations), and other risks detailed from time to time in the Registrant's United States Securities and Exchange Commission (SEC) filings.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits

         [10.1] Marketing, Development and Supply Agreement between Registrant and Schering AG dated November 22, 1999 portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.
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         [10.2] Common Stock Purchase Agreement dated as of November 22, 1999 between Registrant and Schering Berlin Venture Corporation portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.

         [10.3] Light Source Agreement dated as of November 22, 1999 between Registrant and Schering AG portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.

         [10.4] Guaranty dated as of November 22, 1999 by Schering AG in favor of Registrant portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.

         [10.5] Secured Line of Credit Promissory Note dated November 22, 1999 with Registrant as payee and Schering AG as Holder portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.

         [10.6] Security Agreement dated as of November 22, 1999 between Registrant and Schering AG portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b of the Securities Exchange Act of 1934.

         [99.1] Press Release dated November 23, 1999 regarding Agreement with Schering AG.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  DUSA PHARMACEUTICALS, INC.



                                  By: /s/ D. Geoffrey Shulman
                                      ---------------------------------
                                  D. Geoffrey Shulman, MD, FRCPC
                                  President and Chief Executive Officer

Dated: November 24, 1999